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Prospectus Supplement                             Filed pursuant to
Rule 424(b)(3)
January 22, 1999                         SEC File Number 333-35429
(TO PROSPECTUS DATED DECEMBER 1, 1997)




The Prospectus dated December 1, 1997 (the "Prospectus") relating to the resale from time to time by the holders (the "Selling Securityholders") of up to $57,500,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2004 (the "Notes") of Atlantic Coast Airlines Holdings, Inc., a Delaware corporation (the "Company"), and the resale of shares of common stock, par value $.02 per share (the "Common Stock") of the Company issuable upon conversion thereof (the "Conversion Shares") is hereby amended as follows:


The following entity is hereby named as a Selling Securityholder as contemplated on page 30 of the Prospectus:

                                 Principal Amount         Percent ofTotal
Selling Securityholder          of Notes Owned          Outstanding Notes+
Franklin Strategic Series --         $500,000                   *
Franklin Small Cap Growth Fund



The principal amount of Notes owned by the Selling Securityholder listed below is hereby increased to be as follows:

                              Principal Amount           Percent of Total
Selling Securityholder          of Notes Owned          Outstanding Notes+

BT Alex. Brown Inc.                $3,232,000                 5.62%



_______________________
+    Percentage is based on original amount outstanding.
*    Less than one percent.